UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2022

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 5, 2022, Inseego Corp. (“Inseego” or the “Company”) entered into a Loan and Security Agreement (the “Credit Agreement”), by and among Siena Lending Group LLC, as lender (“Lender”), Inseego Wireless, Inc., a Delaware corporation (“Inseego Wireless”), and Inseego North America LLC, an Oregon limited liability company, as borrowers (“Inseego North America” and, together with Inseego Wireless, the “Borrowers”), and the Company, as guarantor (together with the Borrowers, the “Loan Parties”). The Credit Agreement establishes a secured asset-backed revolving credit facility which is comprised of a $50 million revolving credit facility (the “Credit Facility”), with a minimum draw of $4.5 million upon execution of the Credit Agreement. The Credit Facility matures on December 31, 2024. Availability under the Credit Facility is determined by a Borrowing Base (as defined in the Credit Agreement) comprised of a percentage of eligible accounts receivable and eligible inventory of the Borrowers.

The Borrowers’ obligations under the Credit Agreement are guaranteed by the Company. The Loan Parties’ obligations under the Credit Agreement are secured by a continuing security interest in all property of each Loan Party, subject to certain Excluded Collateral (as defined in the Credit Agreement).

Borrowings under the Credit Facility may take the form of base rate (“Base Rate”) loans or Secured Overnight Financing Rate (“SOFR”) loans. Base Rate loans under the Credit Agreement will bear interest at a rate per annum equal to the sum of the Applicable Margin (as defined in the Credit Agreement) from time to time in effect plus the greatest of (a) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select) (and, if any such published rate is below zero, then the rate determined pursuant to this clause (a) shall be deemed to be zero), (b) the sum of the Federal Funds Rate (as defined in the Credit Agreement) plus 0.5% and (c) 3.50% per annum. SOFR loans under the Credit Agreement will bear interest at a rate per annum equal to sum of the Applicable Margin and the Term SOFR (as defined in the Credit Agreement), with a Term SOFR floor of 1%.

The Applicable Margin varies depending on the Monthly Average Outstanding (as defined in the Credit Agreement). If the Monthly Average Outstanding is less than $15 million, the Applicable Margin will be 2.50% for Base Rate loans and 3.50% for SOFR loans. If the Monthly Average Outstanding is between $15 million and $25 million, the Applicable Margin will be 3.00% for Base Rate loans and 4.00% for SOFR loans. If the Monthly Average Outstanding is greater than $25 million, the Applicable Margin will be 4.5% for Base Rate loans and 5.50% for SOFR loans.

The Credit Agreement contains a financial covenant whereby the Loan Parties shall not permit the consolidated Liquidity (as defined in the Credit Agreement) to be less than $10 million any time. The Credit Agreement also contains certain customary covenants, which include, but are not limited to, restrictions on indebtedness, liens, fundamental changes, restricted payments, asset sales, and investments, and places limits on various other payments.

Events of default under the terms of the Credit Agreement include, but are not limited to:

•	Failure of any Loan Party to pay any principal or interest payment required under the Credit Agreement in full when due and payable;

•	Failure of any Loan Party to pay any other monetary Obligation (as defined in the Credit Agreement) payable under the Credit Agreement within three business days after the date when due and payable;

•	Failure of any Loan Party to comply with certain covenants, conditions and agreements, subject to applicable grace periods and/or notice requirements; and

•	Any representation, warranty, statement, report or certificate made or delivered to the Lender by or on behalf of any Loan Party is untrue or misleading in any material respect on the date when made or deemed to have been made.

Subject to certain conditions, upon the occurrence of an event of default, the Lender, in its sole discretion, may (a) terminate all or any portion of its commitments without prior notice, (b) demand payment in full of all or any portion of the Obligations and the Early Payment/Termination Premium (as defined in the Credit Agreement) and (c) demand that the letters of credit be cash collateralized.

On August 5, 2022, the Company drew $4.5 million under the Credit Facility.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2022.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Credit Agreement, the Company is subject to certain restrictions on its ability to pay dividends or make other distributions or payments on account of any redemption, retirement or purchase of any capital stock. The information regarding such restrictions set forth in Item 1.01 and in the Credit Agreement incorporated by reference therein is incorporated by reference into this Item 3.03.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on August 3, 2022, the Company held an annual meeting of its stockholders (the “Annual Meeting”) at which the stockholders of the Company approved (i) the amendment of the Inseego Corp. 2018 Omnibus Incentive Compensation Plan, as amended (the “Incentive Compensation Plan”), to increase the number of shares available for issuance under the plan by 8,000,000; and (ii) an amendment to the Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan, as amended (the “ESPP”), to, among other things, increase the number of shares issuable under the ESPP by 1,250,000. The material terms of the Incentive Compensation Plan and the ESPP, respectively, are summarized in the Company’s Proxy Statement for the Annual Meeting, filed with the U.S. Securities and Exchange Commission on June 24, 2022.

The descriptions of the Incentive Compensation Plan and the ESPP contained herein are qualified in their entirety by reference to the full text of the Incentive Compensation Plan and the ESPP, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on August 3, 2022. Of the 107,625,597 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 63,474,043 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

The Company’s nominee to serve as a director for a three-year term until the 2025 annual meeting of stockholders was elected with the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Stephanie Bowers	29,438,395	3,696,180	30,339,468

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2022 was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
61,423,453	1,882,309	168,281	0

Proposal 3: Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,614,856	3,238,402	281,317	30,339,468

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Proposal 4: Approval of Amendment of the Company’s 2018 Omnibus Incentive Compensation Plan

The proposal to approve an amendment of the Incentive Compensation Plan to increase the number of shares available for issuance under the plan by 8,000,000 shares was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,972,293	4,954,392	207,890	30,339,468

Proposal 5: Approval of Amendment and Restatement of the Company’s 2000 Employee Stock Purchase Plan

The proposal to approve an amendment and restatement of the ESPP to, among other things, increase the number of shares available for issuance under the plan by 1,250,000 shares was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,584,742	2,378,154	171,679	30,339,468

Item 8.01	Other Events.

Effective as of August 8, 2022, the Company changed its address to 9710 Scranton Road, Suite 200, San Diego, California 92121.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

10.1	Amended Inseego Corp. 2018 Omnibus Incentive Compensation Plan.
10.2	Amended and Restated Inseego Corp. 2000 Employee Stock Purchase Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: August 8, 2022	By:	/s/ Kurt E. Scheuerman
Name: Kurt E. Scheuerman
Title: Chief Administrative Officer and General Counsel

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